Exhibit 99.1

Annaly Capital Management, Inc. Announces Agreement to Sell Its Commercial Real Estate Business to Slate Asset Management for $2.33 Billion

March 25, 2021

NEW YORK -- Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) today announced that it has entered into a definitive agreement to sell its Commercial Real Estate business to Slate Asset Management L.P. (“Slate”), a global investment and asset management firm focused on real estate.

The transaction is valued at $2.33 billion and represents substantially all of the assets that comprise the Company’s Commercial Real Estate business, which include equity interests, loan assets and commercial mortgage-backed securities. Certain Annaly employees who primarily support the Commercial Real Estate business are expected to join Slate upon completion of the sale, including Timothy Gallagher, Head of Commercial Real Estate, and Michael Quinn, Head of Commercial Investments.

“The Commercial Real Estate business has been an important component of Annaly’s differentiated investment model since 2013,” remarked David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “This transaction delivers compelling execution for our shareholders and will provide additional capacity to further expand our leadership and operational capabilities across all aspects of the residential mortgage finance market, which has been the cornerstone of Annaly’s strategy since our founding. On behalf of our entire Company and Board of Directors, I want to sincerely thank all of the employees who have supported and built our Commercial Real Estate business over the years.”

Annaly expects the transaction to have an immaterial impact on key financial metrics, including book value, core earnings and the Company’s dividend. Upon closing of the transaction, the Company intends to use proceeds from the sale to repay its financing facilities related to the commercial real estate assets being sold and to purchase targeted assets in accordance with its capital allocation policy, which may include investments in Agency assets as well as residential and corporate credit assets. Annaly anticipates maintaining limited exposure to the commercial real estate sector through opportunistic and efficient strategies within the securities portfolio.

Subject to customary closing conditions, including applicable regulatory approvals, the transfer of the Commercial Real Estate business is expected to be completed by the third quarter of 2021.

Evercore is serving as financial advisor and Ropes & Gray LLP is serving as legal advisor to Annaly. BMO Capital Markets is serving as financial advisor and Goodwin Procter LLP and McCarthy Tétrault LLP are serving as legal advisors to Slate.

About Annaly
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

About Slate Asset Management

Slate Asset Management is a leading real estate-focused alternative investment platform with approximately $6.5 billion in assets under management. Slate is a value-oriented manager and a significant sponsor of all of its private and publicly traded investment vehicles, which are tailored to the unique goals and objectives of its investors. The firm's careful and selective investment approach creates long-term value with an emphasis on capital preservation and outsized returns. Slate is supported by exceptional people, flexible capital and a demonstrated ability to originate and execute on a wide range of compelling investment opportunities. Visit slateam.com to learn more.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly Investor Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com

Annaly Media Contact

Brunswick Group
Alex Yankus
212-333-3810
ANNALY@brunswickgroup.com

Slate Investor Contact

Investor Relations
+1 416 644 4264
ir@slateam.com